SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  June 21, 2011

 ZAGG Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.
Item 8.01           Other Events.

On Tuesday, June 21, 2011, ZAGG Incorporated (the “Registrant”) issued a press release (the “Release”) relating to the acquisition of privately held iFrogz, a leading mobile device accessories company specializing in protective cases and audio products for approximately $110 million.  The Release also provided information relating to a conference call where officers of the Registrant will provide additional information relating to the acquisition.  A copy of the Release is attached hereto as Exhibit 99.1 to this Report.

This report and the attached Release contain forward-looking statements relating to, among other things, the Registrant’s future performance. A more thorough discussion of certain factors that may affect the Registrant’s actual results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the Company’s investor relations web site at http://www.zagg.com/company/investors.php or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this report or the attached press release, which are based on information available to the Registrant on the date hereof.  The Registrant expressly disclaims any obligation to update such statements.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits

(d)           Exhibits.

99.1	Press Release dated June 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

Date: June 21, 2011	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer